EXHIBIT 10.43
FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

    This FIRST Amendment to Loan and Security Agreement (this “Amendment”) is dated as of December 18, 2025 and is entered into by and among ARCUS BIOSCIENCES, INC., a Delaware corporation (“Company”), each of its Subsidiaries from time to time party to the Loan Agreement as borrower (individually or collectively with the Company, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals
A.Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of August 27, 2024, among Borrower, Agent and Lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.
B.In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lender agree to amend certain provisions of the Loan Agreement.
C.Agent and Lender have agreed to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Amendments.
1.1The Loan Agreement (including Addendum 5 thereto, but excluding the other addendums, schedules and exhibits thereto) is hereby amended to reflect the changes which are attached as Annex A hereto, such that on the First Amendment Closing Date the terms set forth in Annex A hereto which appear in bold and double underlined text (inserted text) shall be added to the Loan Agreement and the terms appearing as text which is stricken (~~deleted text~~) shall be deleted from the Loan Agreement.
1.2Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
2.Borrower’s Representations And Warranties. Borrower represents and warrants that:
2.1Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (ii) no Default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.
2.2Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.
2.3The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action of Borrower in accordance with its Organizational Documents and applicable law.
2.4This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
2.5As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lender has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.
Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
3.Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.Effectiveness. This Amendment shall become effective upon the satisfaction (or waiver) of all the following conditions precedent (such date of satisfaction (or waiver) of all such conditions precedent, the “First Amendment Closing Date”):
4.1Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender.
4.2Secretary’s Certificates. Borrower shall have delivered a secretary’s certificate to Agent, dated as of the First Amendment Closing Date and executed by the secretary of Borrower, with appropriate insertions and attachments, including such items described in Section 4.1(d), (e) and (g) of the Loan Agreement.
4.3Payment of Lender Expenses. Borrower shall have paid (i) to Agent, for the ratable benefit of the Lenders, an amendment fee in an amount of One Hundred Fifty Thousand Dollars ($150,000) and (ii) all reasonable and documented Lender expenses (including all reasonable and documented attorneys' fees and out-of-pocket expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the First Amendment Closing Date.
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5.Post-Closing Obligations. Within thirty (30) days of the First Amendment Closing Date (or such later date as may be agreed to in writing by Agent in its sole discretion), Borrower shall deliver to Agent (or its designated agent) an example of “revenue shortfall” calculations with respect to the calculation of “Net Product Revenue” (as defined in the Loan Agreement, as amended hereby), in form and substance reasonably acceptable to Agent. Borrower’s failure to comply with this Section 5 shall be an Event of Default.
6.Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors and assigns, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. In addition to the foregoing, Borrower shall cause any legal representative to comply with such Release. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
7.Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
8.Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
9.Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral
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security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).
[Signature Page Follows]

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In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWERS: ARCUS BIOSCIENCES, INC. Signature:_/s/ Bob Goeltz Print Name: Bob Goeltz Title: CFO

Accepted in San Mateo, California:
AGENT:
HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer
Print Name: Seth Meyer
Title: CFO

LENDERS:

HERCULES CAPITAL, INC.

Signature: /s/ Seth Meyer
Print Name: Seth Meyer
Title: CFO

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner
By: Hercules Capital, Inc., its Manager

Signature: /s/ Seth Meyer
Print Name: Seth Meyer
Title: CFO

HERCULES SBIC V, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner
By: Hercules Capital, Inc., its Manager

Signature: /s/ Seth Meyer
Print Name: Seth Meyer
Title: CFO

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its general partner

Signature: /s/ Seth Meyer
Name:     Seth Meyer
Title:     Authorized Signatory

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its general partner

Signature: /s/ Seth Meyer
Name:     Seth Meyer
Title:     Authorized Signatory

HERCULES VENTURE GROWTH CREDIT OPPORTUNITIES FUND 1 L.P.

By: Hercules Venture Growth Credit Opportunities Fund GP I LLC, its general partner

Signature: /s/ Seth Meyer
Name:     Seth Meyer
Title:     Authorized Signatory

HERCULES GROWTH LENDING FUND IV LP

By: Hercules Growth Lending Fund GP LLC, its general partner

Signature: /s/ Seth Meyer
Name:     Seth Meyer
Title:     Authorized Signatory

HERCULES EVERGREEN FUND LP

By: Hercules Evergreen Fund GP LLC, its general partner

Signature: /s/ Seth Meyer
Name:     Seth Meyer
Title:     Authorized Signatory

Execution Version
Conformed through First Amendment Closing Date
Annex A
Amended Loan Agreement
(see attached)

Execution Version
Conformed through First Amendment Closing Date
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (as amended by that certain First Amendment) is made and dated as of August 27, 2024 and is entered into by and among ARCUS BIOSCIENCES, INC., a Delaware corporation (“Company”), each of its Subsidiaries from time to time party hereto as borrower (individually or collectively with the Company, as the context may require, “Borrower”), and the several banks and other financial institutions or entities from time to time party hereto (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, including any successors or assigns, “Agent”).
RECITALS
A.Borrower has requested Lenders make available to Borrower up to seven (7) tranches of term loans in an aggregate principal amount of up to Two Hundred Fifty Million Dollars ($250,000,000); and
B.Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:
SECTION 1
DEFINITIONS AND RULES OF CONSTRUCTION
1.1Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“Abmuno License” means that certain License Agreement, dated as of December 8, 2016, by and among Abmuno Therapeutics LLC and the Company, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.18.
“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third-party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit G, provided that account numbers shall be redacted for security purposes if and when filed publicly by Borrower.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing (other than “off-the-shelf” licenses)), any product, product line or Intellectual Property of or from any other Person.
“Advance(s)” means a Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, provided that account numbers shall be redacted for security purposes if and when filed publicly by Borrower.
“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, or (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Gilead will not be considered an Affiliate of the Borrower under this Agreement.
“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Amortization Date” means September 1, 2028; provided however, if the Interest Only Extension Conditions are satisfied, then September 1, 2030.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its respective Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.
“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Approval Milestone I” means the satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing and (b) Borrower shall have delivered evidence satisfactory to Agent (as determined by Agent in its reasonable discretion) that the FDA shall have approved either a Biologics License Application or New Drug Application of Borrower with respect to at least one (1) Borrower Product existing on the Closing Date.
“Approval Milestone I Date” means the date on which Borrower achieves Approval Milestone I.
“Approval Milestone II” means the satisfaction of each of the following events: (a) no Event of Default shall have occurred and be continuing; (b) the Approval Milestone I Date shall have occurred; and (c) Borrower shall have delivered evidence satisfactory to Agent (as determined by Agent in its reasonable discretion) that the FDA shall have approved either a Biologics License Application or New Drug Application, or as applicable, a supplemental Biologics License Application or a supplemental New Drug Application, for either (x) with respect to the Borrower Product approved or licensed by the FDA in connection with Approval Milestone I, an approval or licensure of such Borrower Product for an indication distinct from the indication approved through the Biologics License Application or New Drug Application utilized to satisfy Approval Milestone I, or (y) with respect to any Borrower Product existing on the Closing Date that has not been previously approved by the FDA, the approval or licensure of such Borrower Product by the FDA; provided, however, that for the avoidance of doubt, the approval of both domvanalimab and zimberelimab for combination treatment in a single indication would not simultaneously satisfy both Approval Milestone I and Approval Milestone II, and, if the approval of such combination was utilized to satisfy Approval Milestone I, such combination would then need to be approved by the FDA for a distinct indication based on results obtained from a separate phase 3 program.
“Approval Milestone II Date” means the date on which the Borrower achieves Approval Milestone II.
“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.
“Biologics License Application” means an application for licensure of a biological product submitted to the FDA under 42 U.S.C. § 262(k) for permission to introduce, or deliver for introduction, a biologic product into interstate commerce.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e)  that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Organizational Documents.
“Borrower Products” means all products, and product candidates that Borrower owns or controls and are currently being developed, manufactured or sold or that are under clinical investigation by Borrower or any of its Subsidiaries.
“Borrower’s Books” means Borrower’s or any Guarantors’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California or State of New York are closed for business.
“Cash” means all cash, cash equivalents and liquid funds.
“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code.
“Change in Control” means any (x) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, (y) “change of control”, “fundamental change”, “make-whole fundamental change” or any comparable term under and as defined in any indenture governing any Permitted Convertible Debt has occurred or (z) transaction involving Borrower whereby, immediately after consummation of such transaction or series of related transactions, Gilead owns shares representing more than 50% of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity.
“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.
“Clinical Milestone” means the satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower shall have delivered evidence (subject to Agent’s reasonable verification) that Borrower has announced positive interim or final primary endpoint data from at least one of the ongoing Phase 3 pivotal studies of its drug candidates (i.e. STAR-221, STAR-121, PRISM-1 and/or PEAK-1), which taken together with an acceptable safety profile, support the filing of a Biologics License Application or a New Drug Application to the FDA as the immediate next step in development.
“Closing Date” means the date of this Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Commercial Revenue Forecast” means the financial projections of Borrower approved by Borrower’s Board and delivered by Borrower to Agent in writing within sixty (60) days after the Approval Milestone I Date, subject to approval by Agent in its reasonable discretion; provided that, if Borrower does not submit such financial projections within such sixty (60) days after the Approval Milestone I Date, then the Commercial Revenue Forecast shall be the financial projections delivered to Agent as of the First Amendment Closing Date; provided further that, if within fifteen (15) Business Days of submission by Borrower of such financial projections, the Agent does not reject such financial projections in writing (with a written explanation as to the reason(s) for such rejection), then such financial projection shall be deemed approved by Agent and shall be the Commercial Revenue Forecast; and provided further that, Borrower may from time to time update the Commercial Revenue Forecast with financial projections approved by Borrower’s Board delivered to Agent pursuant to Section 7.1, subject to approval by Agent in its reasonable discretion.
“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of Borrower.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.
“Current Company IP” means each pending, registered, issued or in-licensed Intellectual Property that, individually or taken together with any other such Intellectual Property, is material to the business of Borrower and its Subsidiaries, taken as a whole, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Borrower Products, and is owned or co-owned, by or exclusively in-licensed to or otherwise controlled by the Borrower or any of its Subsidiaries.
“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.
“Due Diligence Fee” means Seventy-Five Thousand Dollars ($75,000), which fee has been paid to Agent and received by Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.
“End of Term Charge Percentage” means 9.00%.
“Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or Insolvency Proceeding against Borrower also is an Enforcement Action.
“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Excluded Accounts” means any of the following accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any account opened after the Closing Date, in the next Compliance Certificate delivered after such account is opened: (i) accounts used exclusively to maintain cash collateral subject to a Permitted Lien, (ii) any payroll or benefits account, provided that the aggregate balance of all such accounts shall not exceed the amount of all payroll or related benefit payments required to be made in the two next payroll periods, (iii) any zero balance account, (iv) any account maintained by a Foreign Subsidiary at a bank or other depositary institution outside of the United States, and (v) for a period of ninety (90) days from the Closing Date, Borrower’s deposit account ending in 9075 maintained with JPMorgan Ireland so long as such account solely holds value added tax refund proceeds that are transferred on a weekly basis to a deposit account subject to an Account Control Agreement in favor of Agent, and (vi) any other deposit account so long as the aggregate amount in all such deposit accounts do not exceed $1,000,000 on any day.

“Excluded Intellectual Property” means any and all Intellectual Property owned or controlled by Borrower and its Subsidiaries, including Current Company IP, that is not Included Intellectual Property.
“Excluded Subsidiaries” means all Foreign Subsidiaries, and Foreign Subsidiary Holding Companies; provided that in each of the foregoing cases, the Excluded Subsidiary Condition is satisfied with respect to such Subsidiary at all times, and in each case as long as no Excluded Subsidiary owns any Intellectual Property; provided further that, for the avoidance of doubt, an Excluded Subsidiary may license Intellectual Property on a non-exclusive basis.
“Excluded Subsidiary Condition” means (a) the aggregate revenues (under GAAP) of all Excluded Subsidiaries does not exceed ten percent (10%) of the consolidated revenues (under GAAP) of Borrower and its Subsidiaries; and (b) value of the total assets of all Excluded Subsidiaries does not exceed ten percent (10%) of the consolidated total assets of Borrower and its Subsidiaries.
“FDA” means the U.S. Food and Drug Administration or any successor thereto.
“FDA Laws” means all Requirements of Law administered, implemented, enforced or issued by FDA.
“Federal Health Care Program Laws” means collectively, federal Medicare or federal or state Medicaid statutes, the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), HIPAA, or related regulations or other Requirements of Law applicable to Borrower that directly or indirectly govern the health care industry, programs of governmental authorities related to healthcare, health care professionals or other health care participants, or relationships among health care providers, suppliers, distributors, manufacturers and patients.
“First Amendment” means that certain First Amendment to Loan and Security Agreement dated as of the First Amendment Closing Date.
“First Amendment Closing Date” means December 18, 2025.
“Foreign Subsidiary” means a Subsidiary other than any Domestic Subsidiary.
“Foreign Subsidiary Holding Company” means any Domestic Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more (a) CFCs or (b) other Foreign Subsidiary Holding Companies.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Gilead” means Gilead Science, Inc. and its Subsidiaries.
“Gilead Collaboration Agreement” means that certain Option, License and Collaboration Agreement, dated as of May 27, 2020, by and between Company and Gilead, as amended by that certain Amendment No. 1 to Option, License and Collaboration Agreement, dated as of November 17, 2021, as supplemented by that certain letter agreement, dated July 1, 2022, as further amended by that certain Amendment No. 2 to Option, License and Collaboration Agreement, dated as of May 12, 2023, as further amended by that certain Amendment No. 3 to Option, License and Collaboration Agreement, dated as of

January 29, 2024, as further amended by that certain Amendment No. 4 to Option, License and Collaboration Agreement, dated as of May 10, 2024, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.18.
“Gilead Collaboration Program” means, domvanalimab, quemliclustat and zimberelimab, and any other program designated in writing as a “Gilead Collaboration Program” by Borrower to Agent.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (including the FDA) or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.
“Guarantor” means any Subsidiary of Borrower that enters into a Guaranty.
“Guaranty” means a guaranty with respect to the Secured Obligations, in form and substance satisfactory to Agent that may be entered into from time to time, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Included Intellectual Property” means any Current Company IP that is (i) solely related to the “Excluded Arcus Molecules”, “Excluded Arcus Product” and “Excluded Arcus Program” (in each case, as defined in the Gilead Collaboration Agreement), in each case as long as the Gilead Collaboration Agreement limits Borrower’s rights to such assets, or (ii) any Current Company IP that reverts to Borrower as a result of Taiho not exercising the applicable “Option” (as defined in the Taiho Agreement) in accordance with the Taiho Agreement, including as a result of the termination or expiration of the Taiho Agreement; for the avoidance of doubt, any option that has been exercised shall constitute Excluded Intellectual Property, even if the Taiho Agreement is no longer in full force and effect.
“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, in each case to the extent treated as liabilities on the balance sheet in accordance with GAAP, (f) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (g) all Contingent Obligations. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered Indebtedness of Borrower.
“Initial Facility Charge” means a charge of One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000).
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement, in form and substance satisfactory to Agent, that may be entered into from time to time, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) the Approval Milestone I Date has occurred on or prior to September 1, 2028.
“Inventory” means goods, other than farm products, which (A) are leased by a person as lessor; (B) are held by a person for sale or lease or to be furnished under a contract of service; (C) are furnished by a person under a contract of service; or (D) consist of raw materials, work in process, or materials used or consumed in a business.
“Investment” means (a) any beneficial ownership (including stock, partnership interests, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreements” means for each Subsidiary (other than Excluded Subsidiaries) required to join as a Borrower or as a Guarantor pursuant to Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.
“License” means any Copyright License, Patent License, Trademark License or other Intellectual Property license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.
“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, all UCC Financing Statements, the Guaranty (if any), the Intellectual Property Security Agreement (if any), and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.
“Loan Party” means Borrower or any Guarantor.

“Market Capitalization” means, for any given date of determination, an amount equal to (a) the average of the daily volume weighted average price of Company’s common stock as reported for each of the five (5) trading days preceding such date of determination (it being understood that a “trading day” shall mean a day on which shares of Borrower’s common stock trade on the NYSE (or, if the primary listing of such common stock is on another exchange, on such other exchange) in an ordinary trading session) multiplied by (b) the total number of issued and outstanding shares of Company’s common stock that are issued and outstanding on the date of the determination and listed on the NYSE (or, if the primary listing of such common stock is on another exchange, on such other exchange), subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.
“Material Agreement” means (a) the Gilead Collaboration Agreement, (b) the Third Amended and Restated Common Stock Purchase Agreement, dated as of January 29, 2024, by and between the Company and Gilead, (c) the Amended and Restated Investor Rights Agreement, dated as of January 29, 2024, by and between the Company and Gilead (“Gilead Investor Rights Agreement”), (d) the Taiho Agreement, (e) the Abmuno License, (f) the WuXi Agreement and (g) any license, agreement or other contractual arrangement, the termination of which could be reasonably expected to result in a Material Adverse Effect, individually or in the aggregate.
“Material Regulatory Liabilities” means (i) any liabilities arising from the violation of applicable Public Health Laws, Federal Health Care Program Laws, and other applicable comparable Requirements of Law, or from any requirements imposed relative to any Registrations (including costs of actions required under applicable Requirements of Law, including any applicable FDA Laws and Federal Health Care Program Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations), including, but not limited to, withdrawal of approval, recall, revocation, suspension, import detention and seizure of any Borrower Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (i) and (ii), could reasonably be expected to result in a Material Adverse Effect.
“Maximum Term Loan Amount” means $250,000,000.
“Net Product Revenue” means (i) with respect to any Non-Gilead Collaboration Program, Borrower’s net product revenue (as determined in accordance with GAAP) solely from the sale of such Non-Gilead Collaboration Program, which shall not include any royalty, profit sharing, sales-based milestone revenue, upfront or non-sales-based milestone payments under business development or licensing transactions, measured as of the date of the most recently delivered quarterly financial statements in accordance with Section 7.1(b), and (ii) with respect to any Gilead Collaboration Program; Borrower’s net product revenue shall be the sum of: (x) net product revenues, and (y) ex-U.S. royalty revenue, in each case, as reported by Gilead to Borrower pursuant to the Gilead Collaboration Agreement for any measurement period; provided, that, for purposes of determining net product revenue from any Gilead Collaboration Program, solely with respect to compliance with the Performance Covenant C, the “revenue shortfall” (if any) for any measurement period shall be determined by comparing each of the foregoing line items in clauses (ii)(x) and (ii)(y) for such period to the corresponding line items in Borrower’s Commercial Revenue Forecast, and aggregating the variances of such two line items from such forecast.
For the avoidance of doubt, net product revenue from any Non-Gilead Collaboration Program shall not include any of the following to the extent not recognizable as revenue in accordance with GAAP: (i) trade, quantity and cash discounts allowed by Borrower, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustment and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (v) set-offs and counterclaims, and (vi) any other similar and customary deductions that are typically deducted from gross revenue and not included in net revenue in accordance with GAAP.
“New Drug Application” means an application submitted to the FDA pursuant to 21 U.S.C. § 355 seeking authorization to market a new drug in the United States.
“Non-Disclosure Agreement” means that certain One-Way Non-Disclosure Agreement by and between Borrower and Agent, dated as of April 5, 2024.
“Non-Gilead Collaboration Program” means casdatifan and any other active program of Borrower that Gilead has not optioned or does not have option rights to pursuant to the Gilead Collaboration Agreement.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Opt-In IP Asset” means the intellectual property assets and directly related rights described on Schedule 1D.
“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.
“Perfection Certificate” means a completed certificate entitled “Perfection Certificate”, dated as of the Closing Date, delivered by Company to Agent and Lenders, signed by Company (as may be amended, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement).
“Performance Covenant A” means that Borrower maintains at all times, both (a) Market Capitalization greater than or equal to $1,500,000,000 and (b) Qualified Cash in an aggregate amount equal to or greater than 50.0% of the aggregate outstanding principal amount of Secured Obligations.
“Performance Covenant B” means that Borrower maintains at all times, Qualified Cash in an aggregate amount equal to or greater than 100.0% of the aggregate outstanding principal amount of Secured Obligations.
“Performance Covenant C” means Borrower maintains Net Product Revenue of at least 50.0% of the Borrower’s Commercial Revenue Forecast measured on a trailing two (2) quarter basis as of the date of the most recently delivered quarterly financial statement in accordance with Section 7.1(b), tested quarterly.
“Permitted Acquisition” means any Acquisition by Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or capital stock of another Person, or any product that would constitute a Borrower Product upon acquisition, whether by license, purchase, merger or otherwise, which is conducted in accordance with the following requirements:
(a)such acquisition or license is of a business or Person engaged in a line of business substantially related to that of Borrower or its Subsidiaries;
(b)if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into Borrower (with Borrower being the surviving entity);
(c)if such acquisition is structured as the acquisition of or in-licensing of rights to assets, such assets shall be acquired or in-licensed by Borrower, and shall be free and clear of Liens other than Permitted Liens;
(d)Borrower shall have delivered to Lenders not less than seven (7) nor more than twenty (20) days prior to the closing date of such acquisition, notice of such acquisition together with copies of all material documents relating to such acquisition, historical financial statements for such acquired entity, division or line of business (to the extent applicable) and pro forma projected financial information (provided that such pro forma projected financial information shall only be required to be delivered if such acquisition involves consideration in excess of Ten Million Dollars ($10,000,000)), in each case in form reasonably satisfactory to Lenders and demonstrating compliance with the covenants set forth in Section 7.20 hereof on a pro forma basis as if the acquisition occurred on the first day of the most recent measurement period;
(e)both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing; and
(f)the sum of the purchase price of such proposed new acquisition, computed on the basis of total cash acquisition consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including any contingent or deferred acquisition consideration, and including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than Ten Million Dollars ($10,000,000) in the aggregate per fiscal year and no greater than Fifty Million Dollars ($50,000,000) for all such acquisitions during the term of this Agreement; provided that each of (x) acquisition consideration funded by Equity Interests of Borrower, paid or incurred, or to be paid or incurred, by Borrower or a Subsidiary of Borrower with respect thereto, including any contingent or deferred acquisition consideration for any Person so acquired, and (y) milestone payments or other deferred purchase price payments in any Material Agreement existing as of the Closing Date shall be disregarded in determining compliance with this clause (f) and Borrower’s receipt of such consideration and milestone payments shall be otherwise permitted hereunder.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Debt.
“Permitted Convertible Debt” means Indebtedness that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that such Indebtedness shall (a) not require any scheduled amortization or otherwise required payment of principal prior to, or have a scheduled maturity date, earlier than, one hundred eighty (180) days after the Term Loan Maturity Date (it being understood that neither (y) any offer to purchase such Indebtedness as a result of “change of control”, “fundamental change” or any comparable term under and as defined in any indenture governing any Permitted Convertible Debt nor (z) any early conversion of such Indebtedness in accordance with the terms thereof, in each case, shall violate the restriction of this clause (a)), (b) contain conversion, redemption and fundamental change terms that are usual and customary for convertible notes issued in public or “Rule 144A” offerings, (c) be unsecured or subordinated to the Secured Obligations pursuant to terms satisfactory to the Agent in its sole discretion, (d) not be guaranteed by any Subsidiary of Borrower that is not also a Loan Party, and (e) shall be Indebtedness of Arcus Biosciences, Inc. and not any Subsidiary thereof.
“Permitted Indebtedness” means:
(a)Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document;
(b)Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(c)Indebtedness of up to $1,500,000 outstanding at any time secured by a Lien described in clause (g) of the defined term “Permitted Liens”, provided that such Indebtedness does not exceed the cost of the Equipment, software or other Intellectual Property financed with such Indebtedness;
(d)(i) Indebtedness to trade creditors incurred in the ordinary course of business and (ii) Indebtedness incurred in the ordinary course of business with corporate credit cards in an aggregate outstanding amount not to exceed $2,000,000 at any time;
(e)Indebtedness that also constitutes a Permitted Investment or is secured by a Permitted Lien;
(f)Subordinated Indebtedness;
(g)reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary in an aggregate amount not to exceed $4,000,000 at any time outstanding;

(h)intercompany Indebtedness as long as each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Subsidiary that has executed a Joinder Agreement, or other intercompany Indebtedness resulting from a Permitted Investment in accordance with clause (j) of the defined term “Permitted Investments”;
(i)Permitted Convertible Debt in an aggregate principal amount not to exceed $300,000,000 at any one time outstanding;
(j)other unsecured Indebtedness in an amount not to exceed $5,000,000 at any time outstanding;
(k)Indebtedness with respect to a Permitted Royalty Transaction; and
(l)extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or the applicable Subsidiary, as the case may be, and subject to any limitations on aggregate amount of such Indebtedness.
“Permitted Investment” means:
(a)Investments existing on the Closing Date which are disclosed in Schedule 1B;
(b)(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (iv) money market accounts, and (v) Investments pursuant to the investment policy that has been provided to the Agent prior to the Closing Date or any investment policy that has been approved by the Agent;
(c)(i) repurchases of stock of Borrower from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $500,000 in any fiscal year and (ii) any related payment constituting a net settlement pursuant to the terms of applicable repurchase agreements in connection with the Borrower’s equity incentive plan, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;
(d)Investments accepted in connection with Permitted Transfers;
(e)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(f)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (f) shall not apply to Investments of any Loan Party in any Subsidiary of a Loan Party;
(g)Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s Board;
(h)Investments consisting of travel advances in the ordinary course of business;

(i)Investments in newly-formed Domestic Subsidiaries, provided that each such Domestic Subsidiary enters into a Joinder Agreement promptly after its formation and executes such other documents as shall be reasonably requested by Agent;
(j)Investments in Foreign Subsidiaries to cover projected upcoming operating expenses in the ordinary course of business and consistent with past practices or as otherwise approved in advance by Agent in an aggregate amount not to exceed $8,000,000 per fiscal year;
(k)joint ventures or strategic alliances in the ordinary course of business consisting of the licensing of technology, the development of technology or the providing of technical support as permitted hereunder, provided that cash Investments (if any) by Borrower or the applicable Subsidiary do not exceed $4,000,000 in the aggregate in any fiscal year;
(l)Investments constituting Permitted Acquisitions;
(m)Borrower’s entry into (including payments of premiums in connection therewith and the settlement thereof) any Permitted Convertible Debt, Permitted Bond Hedge Transactions or Permitted Warrant Transactions, in each case, in accordance with their terms; and
(n)additional Investments that do not exceed $5,000,000 in the aggregate.
“Permitted Liens” means:
(a)Liens in favor of Agent;
(b)Liens existing on the Closing Date which are disclosed in Schedule 1C;
(c)Liens for taxes, fees, assessments or other governmental charges or levies, either not yet delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP;
(d)Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business and imposed without action of such parties; provided, that the payment thereof is not yet required;
(e)Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
(f)the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(g)Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (c) of “Permitted Indebtedness”;
(h)Liens incurred in connection with Subordinated Indebtedness;

(i)leasehold interests in leases or subleases and licenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(j)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(k)Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(l)statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries to cover fees, similar expenses and charges;
(m)easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(n)licenses and other arrangements for the use of Intellectual Property permitted hereunder, including those set forth in the Gilead Collaboration Agreement and Taiho Agreement;
(o)(i) Liens on Cash securing obligations permitted under clause (g) of the definition of Permitted Indebtedness and (ii) security deposits in connection with real property leases, the combination of (i) and (ii) in an aggregate amount not to exceed $4,000,000 at any time;
(p)Liens incurred in connection with Permitted Indebtedness under clause (k) of such definition;
(q)Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (b) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase; and
(r)Liens solely on the royalty interests purchased or financed pursuant to a Permitted Royalty Transaction and proceeds thereon; provided that such Liens shall be limited to the Opt-In IP Assets and as set forth in the definition of “Permitted Royalty Transaction.”
    “Permitted Royalty Transaction” means any royalty or revenue interest financing with respect to any Opt-In IP Asset whereby Borrower receives upfront unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds of no less than Fifty Million Dollars ($50,000,000) in exchange for rights to receive future payments based on net sales or revenue, as applicable, in an amount not to exceed, in the aggregate for all such Permitted Royalty Transactions, ten percent (10%) of worldwide net sales or revenue, as applicable, of each Opt-In IP Asset relating to a distinct indication in any calendar year, provided that such transaction (a) in the case of any synthetic royalty participation (and not royalty purchases or buyouts), shall be subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent, (b) for which any security is granted, shall have such grant of security limited solely to the respective Opt-In IP Asset being financed by such facility, and any grant in the case of a royalty purchase or buyout shall be further limited to a back-up security interest, and (c) shall not have a scheduled maturity date, guaranteed minimum return payment or “true-up” payment earlier than one hundred eighty (180) days after the Term Loan Maturity Date and/or subject to the payment in full of the Secured Obligations as required hereunder and (d) shall be with a purchaser reasonably satisfactory to Agent (which such consent shall not be unreasonably withheld, conditioned or delayed).
“Permitted Transfers” means:
(a)sales of Inventory in the ordinary course of business;
(b)licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business that could not result in a legal transfer of title of the licensed property that are non-exclusive or may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course; provided that, for the avoidance of doubt, the following shall be “Permitted Transfers”: (i) exclusive license agreements entered into on an arm’s length basis that grant the rights to develop, manufacture or commercialize Borrower Products outside the United States, including a non-exclusive right to develop or manufacture such products in the United States solely to commercialize such products outside the United States (ii) exclusive license agreements entered into on an arm’s length basis that grant the rights to develop, manufacture or commercialize products arising from Borrower’s HIF2α program; provided, however, in case of (ii), that any exclusive license for rights in the United States contains an upfront payment in aggregate amount of at least $100,000,000, and (iii) licenses granted pursuant to the Gilead Collaboration Agreement, to the Taiho Agreement, Wuxi Agreement, and Abmuno License;
(c)dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;
(d)use of Cash in the ordinary course of business or as otherwise permitted herein;
(e)sale of stock or other shares in the ordinary course of business;
(f)transfers constituting the making of Permitted Investments, or the granting of Permitted Liens;
(g)transfers by and among Borrower and any Subsidiary that has executed a Joinder Agreement;
(h)transfers required pursuant to the Gilead Collaboration Agreement, Taiho Agreement, WuXi Agreement, Abmuno Agreement;
(i)transfers consisting of royalty payments in connection with any Permitted Royalty Transaction; and
(j)other transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by Borrower substantially concurrently with any purchase by Borrower of related Permitted Bond Hedge Transaction.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Principal Stock Exchange” means the NASDAQ or, if the common Equity Interests are not listed on the NASDAQ, the principal national securities exchange or public quotation system on which the common Equity Interests are then listed for trading or quoted.
“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any drug product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 282(j)), including without limitation all applicable regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations and all applicable regulations promulgated by the National Institutes of Health (“NIH”) and codified at Title 42, Part 11 of the Code of Federal Regulations.
“Qualified Cash” means an amount equal to (a) the amount of Borrower’s Cash held in accounts subject to an Account Control Agreement in favor of Agent, minus (b) the Qualified Cash A/P Amount.
“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable under GAAP not paid after the 120th day following the invoice for such account payable.
“Prime Rate” means the “prime rate” as reported in The Wall Street Journal or any successor publication thereto.
“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Redemption Conditions” means, with respect to any redemption by Borrower of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Qualified Cash shall be no less than 150% of the outstanding principal amount of the Term Loan Advances.
“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, investigational new drug applications, pricing and reimbursement approvals, labelling approvals or their foreign equivalent, and wholesale distributor permits).
“Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, warning letter, untitled letter, Form 483 or similar inspectional observations, other written notice of violation letter, recall, seizure, “Section 305 notice” or other similar written communication, or consent decree, issued or required by the FDA or the NIH under applicable Public Health Laws or by a comparable governmental authority under similar Requirements of Law in any other regulatory jurisdiction.
“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“SBA Funding Date” means the Closing Date (such date being the date on which a Lender which is an SBIC funds any portion of the Term Loans).
“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its reasonable discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its reasonable discretion.
“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls fifty percent (50%) or more of the outstanding voting securities, directly or indirectly. If not otherwise specified, a Subsidiary shall mean a direct or indirect Subsidiary of Borrower, including each entity listed on Schedule 5.14 hereto.
“Taiho” means Taiho Pharmaceutical Co., Ltd and any of its Subsidiaries.
“Taiho Agreement” means that certain Option and License Agreement, dated as of September 19, 2017, by and between the Company and Taiho, as amended by that certain Amendment No. 1 to Option and License Agreement, dated as of September 1, 2018, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.18.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1-A Commitment”, “Tranche 1-B Commitment”, “Tranche 1-C Commitment” “Tranche 1-D Commitment”, “Tranche 2 Commitment”, “Tranche 3 Commitment”, or “Tranche 4 Commitment” opposite such Lender’s name on Schedule 1.1.
“Term Loan” means any Term Loan Advance made under this Agreement.
“Term Loan Advance” means each Tranche 1-A Advance, Tranche 1-B Advance, Tranche 1-C Advance, Tranche 1-D Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance and any other funds advanced under Section 2.1(a).
“Term Loan Cash Interest Rate” means, for any day, a per annum rate of interest equal to the greater of (i) (x) the Prime Rate plus (y) 1.95%, and (ii) 10.45%; provided that the Term Loan Cash Interest Rate may be reduced from time to time in accordance with Section 2.1(c)(iii).
“Term Loan PIK Interest Rate” means, for any day, a per annum rate of interest equal to (a) during any PIK Deferral Period, the Cash Interest Reduction Amount multiplied by 1.10, and (b) otherwise, 0.00%.
“Term Loan Maturity Date” means September 1, 2030.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.
“Tranche” means the Tranche 1-A Advance, Tranche 1-B Advance, Tranche 1-C Advance, Tranche 1-D Advance, Tranche 2 Advance, Tranche 3 Advance, and/or Tranche 4 Advance, as applicable.
“Tranche 1-A Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1-A Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 1-B Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1-B Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 1-C Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1-C Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 1-D Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1-D Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 2 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 2 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 2 Commitment Start Date” means the later of (a) the date on which the Borrower achieves the Clinical Milestone and (b) the earlier of (i) the full draw of the Tranche 1-D Commitment and (ii) the expiration of the Tranche 1-D Commitment.
“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 3 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 4 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 4 Commitment opposite such Lender’s name on Schedule 1.1.
“Tranche 2 Facility Charge” means 0.75% of the funded principal amount of any Tranche 2 Advance, which is payable to Lenders in accordance with Section 4.2(d).
“Tranche 3 Facility Charge” means 0.75% of the funded principal amount of any Tranche 3 Advance, which is payable to Lenders in accordance with Section 4.2(e).
“Tranche 4 Facility Charge” means 0.75% of the funded principal amount of any Tranche 4 Advance, which is payable to Lenders in accordance with Section 4.2(f).
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“United States,” “United States of America,” “U.S.” or “US” means the United States of America and its territories and possessions.
“WuXi Agreement” means that certain License Agreement, dated as of August 16, 2017, by and between WuXi Biologics (Cayman) Inc. and the Company, as amended by that certain Amendment No. 1 to License Agreement, dated as of June 27, 2019, as further amended by that certain Amendment No. 2 to License Agreement, dated as of March 2, 2020, as further amended by that certain Amendment No. 3 to License Agreement, dated as of May 10, 2021, as further amended by that certain Amendment No. 4 to License Agreement, dated as of December 30, 2022, as assigned to WuXi Biologics Ireland Limited by that certain assignment agreement by and among WuXi Biologics Ireland Limited, WuXi Biologics

(Cayman) Inc. and the Company, dated as of November 10, 2020, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 7.18.
1.2Certain Additional Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
“Agent”	Preamble
“Assignee”	11.14
“Borrower”	Preamble
“Cash Interest Reduction Amount”	2.1(c)(iii)
“Claims”	11.10
“Collateral”	3.1
“Confidential Information”	11.13
“End of Term Charge”	2.5(b)
“Event of Default”	9
“Financial Statements”	7.1
“Lenders”	Preamble
“Maximum Rate”	2.2
“Payment Date”	2.1(d)
“PIK Deferral Period”	2.1(c)(iii)
“Prepayment Charge”	2.4
“Publicity Materials”	11.18
“Register”	11.7
“SBA”	7.16
“SBIC”	7.16

“SBIC Act”	7.16
“Term Loan PIK Interest”	2.1(c)(ii)

1.3Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP as in effect on the date hereof, and all financial computations hereunder shall be computed in accordance with GAAP as in effect on the date hereof, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.4 If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such requirement shall continue to be computed in accordance with GAAP prior to such change.
1.5Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.
1.6Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

SECTION 2
THE LOAN
2.1Term Loan Advances.
(a)Advances.
(i)Tranche 1-A. Subject to the terms and conditions of this Agreement, on the Closing Date, Lenders will severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance of Fifty Million Dollars ($50,000,000) (such Term Loan Advance, the “Tranche 1-A Advance”).
(ii)Tranche 1-B. Subject to the terms and conditions of this Agreement, at any time beginning on the Closing Date and continuing through June 15, 2025, Borrower may request and Lenders shall severally (and not jointly) make one or more additional Term Loan Advances in minimum increments of Twenty-Five Million Dollars ($25,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(ii)) in an aggregate principal amount up to Fifty Million Dollars ($50,000,000) (such Term Loan Advances, the “Tranche 1-B Advances”).
(iii)Tranche 1-C. Subject to the terms and conditions of this Agreement, Borrower may request and Lenders shall severally (and not jointly) make, in each case, beginning on the First Amendment Closing Date and continuing through March 15, 2026, one additional Term Loan Advance in an original principal amount of Twenty-Five Million Dollars ($25,000,000) (such Term Loan Advance, the “Tranche 1-C Advance”).
(iv)Tranche 1-D. Subject to the terms and conditions of this Agreement, Borrower may request and Lenders shall severally (and not jointly) make, in each case, any time beginning on the full draw of the Tranche 1-C Commitment and continuing through September 15, 2026, one additional Term Loan Advance in an original principal amount of Twenty-Five Million Dollars ($25,000,000) (such Term Loan Advance, the “Tranche 1-D Advance”).
(v)Tranche 2. Subject to the terms and conditions of this Agreement, Borrower may request and Lenders shall severally (and not jointly) make, in each case, following the satisfaction of the Clinical Milestone, any time beginning on the Tranche 2 Commitment Start Date and through the earlier of (x) March 15, 2028 and (y) on or prior to ninety (90) days after Tranche 2 Commitment Start Date, one or more additional Term Loan Advances in minimum increments of Twenty-Five Million Dollars ($25,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(v)) in an aggregate principal amount up to Fifty Million Dollars ($50,000,000) (such Term Loan Advances, the “Tranche 2 Advances”).

(vi)Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request and Lenders shall severally (and not jointly) make, in each case, following the satisfaction of the Approval Milestone I, any time through the earlier of (A) December 15, 2028 and (B) on or prior to ninety (90) days after the Approval Milestone I Date, one or more additional Term Loan Advances in minimum increments of Twenty-Five Million Dollars ($25,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(vi)) in an aggregate principal amount up to Fifty Million Dollars ($50,000,000) (such Term Loan Advances, the “Tranche 3 Advances”).
(vii)Tranche 4. Subject to the terms and conditions of this Agreement, Borrower may request and Lenders shall severally (and not jointly) make, on or prior to the Term Loan Maturity Date but only following and conditioned on the approval by the Lender’s investment committee in its sole and unfettered discretion, in each case, one or more additional Term Loan Advances in minimum increments of Twenty-Five Million Dollars ($25,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(vii)) in an aggregate principal amount up to Zero Dollars ($0) plus, solely if the Tranche 1-C Advance has not been made, additional Term Loan Advances in an aggregate principal amount up to Twenty-Five Million Dollars ($25,000,000), plus, solely if the Tranche 1-D Advance has not been made, additional Term Loan Advances in an aggregate principal amount up to Twenty-Five Million Dollars ($25,000,000), plus, solely if the Clinical Milestone was achieved on or prior to Mach 15, 2028 and Tranche 2 Advances have not been made in full, additional Term Loan Advances in an aggregate principal amount up to (A) Fifty Million Dollars ($50,000,000), minus (B) the aggregate original principal amount of Tranche 2 Advances made to Borrower, plus, solely if the Approval Milestone I was achieved on or prior to December 15, 2028 and Tranche 3 Advances have not been made in full, additional Term Loan Advances in an aggregate principal amount up to (A) Fifty Million Dollars ($50,000,000), minus (B) the aggregate original principal amount of Tranche 3 Advances made to Borrower (such Term Loan Advances, the “Tranche 4 Advances”).
The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, any amount equal to the Term Loan PIK Interest added to principal pursuant to Section 2.2(c)(ii). Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment plus, for the avoidance of doubt, any amount equal to the Term Loan PIK Interest added to principal pursuant to Section 2.1(c)(ii).
(b)Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request to Agent at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date (other than the Closing Date). Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.
(c)Interest.

(i)Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance (including, for the avoidance of doubt, any payment-in-kind interest added to principal pursuant to Section 2.1(c)(ii)) of each Term Loan Advance shall bear interest thereon from such Advance Date (or from the date such amount equal to the Term Loan PIK Interest is added to the principal) at the Term Loan Cash Interest Rate (as such rate may be reduced for a given PIK Deferral Period in an amount equal to the applicable Cash Interest Reduction Amount pursuant to Section 2.1(c)(iii)) based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the Prime Rate changes from time to time.
(ii)Term Loan PIK Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, to the extent Borrower has initiated a PIK Deferral Period, the principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan PIK Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed (the “Term Loan PIK Interest”), which amount shall be added to the outstanding principal balance and so capitalized so as to increase the outstanding principal balance of such Term Loan Advance on each payment date for such Advance and which amount shall be payable when the principal amount of the applicable Advance is payable in accordance with Section 2.1(d).
(iii)Borrower may elect, by prior written notice to Agent either: (a) prior to an Advance Date, or (b) at least five (5) Business Days prior to the first Business Day of a month, to reduce the then effective per annum Term Loan Cash Interest Rate applicable to the Term Loan Advances, by up to 2.00% per annum (the amount of such reduction, the “Cash Interest Reduction Amount”) for a period beginning on the first Business Day of the next month and ending on the last day of the third month or any subsequent month thereafter (the “PIK Deferral Period”); provided that after the expiration of any PIK Deferral Period, the reduction to the Term Loan Cash Interest Rate by an amount equal to the Cash Interest Reduction Amount shall cease to apply.
(d)Payment. Borrower shall pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date continuing until the Amortization Date. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately subsequent the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) are repaid, provided that if the Term Loan Cash Interest Rate is adjusted in accordance with its terms, or the Amortization Date is extended or the Term Loan Maturity Date is extended, or a PIK Deferral Period becomes effective, the amount of each subsequent monthly installment shall be recalculated. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day. Agent, for the benefit of Lenders, shall initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that Agent informs Borrower that Agent shall not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to Agent, for the benefit of Lenders, such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if Agent informs Borrower that Agent shall not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Agent notifies Borrower thereof; provided, further, that, with respect to clause (ii) above, in the event that Agent informs Borrower that Agent shall not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to Agent such amount in full in immediately available funds within three (3) Business Days.
2.2Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.3Default Interest. In the event any payment is not paid on the scheduled payment date, other than due to a failure of any ACH debit due solely to an administrative or operational error of Agent or Lender or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or this Section 2.3, as applicable.
2.4Prepayment. Borrower may prepay at any time all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, all unpaid Lender’s fees and expenses due hereunder accrued to the date of the repayment (including, without limitation, the portion of the End of Term Charge applicable to the aggregate original principal amount of the Term Loan Advances being prepaid in accordance with Section 2.5), together with a prepayment charge equal to the following percentage of the outstanding principal amount of such Advance amount being so prepaid: with respect to each Advance (which Advance amount shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Advance pursuant to Section 2.1(c)(ii)) (a) if the principal amount of such Advance amounts are prepaid on or prior to the date which is twelve (12) months following the First Amendment Closing Date, three percent (3.00%); (b) if the principal amount of such Advance amounts are prepaid after the date which is twelve (12) months following the First Amendment Closing Date but on or prior to the date which is twenty-four

(24) months following the First Amendment Closing Date, two percent (2.00%); and (c) thereafter through the day before the Term Loan Maturity Date, one percent (1.00%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if Agent and Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date. After prepayment, no Term Loan Advance (or any portion thereof) may be reborrowed. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.
2.5End of Term Charge.
(a)On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.4, Borrower shall pay Lenders an amount equal to the End of Term Charge Percentage multiplied by the principal amount of such Term Loan Advances being prepaid.
(b)On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable in full pursuant to the terms of this Agreement, Borrower shall pay Lenders a charge (the “End of Term Charge”) equal to the (x) End of Term Charge Percentage multiplied by the aggregate original principal amount of the Term Loan Advances made hereunder minus (y) the aggregate amount of payments made pursuant to Section 2.5(a). Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders on the date the applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.
2.6Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lenders.
2.7Taxes; Increased Costs. Borrower, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
2.8Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date and the First Amendment Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the

Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section. Borrower expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders as herein described was on the Closing Date and the First Amendment Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.
2.9AHYDO Catch-Up Payments. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, if any Term Loan would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code (an “AHYDO”), then Borrower shall pay in cash, on each applicable Payment Date after the fifth (5th) anniversary of the applicable issue date (within the meaning of Sections 1.1273-2(a)(2) and 1.1275-2(k) of the United States Treasury Regulations), a minimum amount on such Term Loan (including any accrued and unpaid interest, Term Loan PIK Interest and/or applicable principal amount) as shall be necessary to ensure that such Term Loan shall not constitute an AHYDO (each such payment, an “AHYDO Catch-Up Payment”). This Section 2.9 is intended to prevent such Term Loan from being classified as an AHYDO, and shall be interpreted consistently therewith.
SECTION 3
SECURITY INTEREST
3.1Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in, to and under all of Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (which, for the avoidance of doubt, shall not include any Excluded Intellectual Property), (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
3.2Excluded Collateral. Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (collectively, the “Excluded Collateral”): (a) Excluded Intellectual Property, (b) more than 65% of the presently existing and hereafter arising issued and outstanding Equity Interests owned by Borrower of any Foreign Subsidiary or Foreign Subsidiary Holding Company which Equity Interests entitle the holder thereof to vote for directors or any other matter, (c) nonassignable licenses or contracts, including without limitation any licenses described in clause (b) of the defined term “Permitted Transfers”, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), provided further, that upon the termination of such prohibition or such consent being provided with respect to any license or contract, such license or contract shall automatically be included in the Collateral, (d) property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically be included in the Collateral; (e) any Excluded Accounts; (f) any cash collateral deposit subject to a Permitted Lien hereunder, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder or create a right of termination a party thereto (other than Borrower), provided that upon the termination and release of such cash collateral, such property shall automatically be included in the Collateral; (g) any lease, license or other agreement and any property subject thereto on the Closing Date or on the date of the acquisition of such property (other than any property acquired by a Loan Party subject to any such contract or other agreement to the extent such contract or other agreement was incurred in contemplation of such acquisition) to the extent that a grant of a security interest therein to secure the Secured Obligations would violate or invalidate such lease, license, contract or agreement or create a right of termination in favor of any other party thereto (other than the Borrower, any other Loan Party or any Subsidiary) (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Article 9 of the UCC); (h) any assets as to which the Agent in its reasonable discretion shall determine that the costs and burdens of obtaining or perfecting a security interest therein substantially outweigh the benefit to the Lenders of the security afforded thereby (including, without limitation, vehicles or other assets subject to a certificate of title); (i) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (j) any Inventory related to an Optioned Program (as defined the Gilead Collaboration Agreement) or Opt-in Asset, and (k) any other assets as may be agreed by the Agent in writing in its sole discretion to be excluded from Collateral.
SECTION 4
CONDITIONS PRECEDENT TO LOAN
The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:
4.1Initial Closing. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)duly executed copies of the Loan Documents, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)[reserved];
(c)a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent;
(d)copy of resolutions of each Borrower’s Board, certified by an officer of such Borrower, evidencing (i) approval of the Loan and other transactions evidenced by the Loan Documents, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, and (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party
(e)copies of the Charter of Borrower, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of Borrower, certified by an officer of Borrower;
(f)dated as of recent date, searches for financing statements;

(g)a certificate of good standing for Borrower from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;
(h)payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(i)a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto;
(j)all certificates of insurance, endorsements, and copies of each insurance policy required pursuant to Section 6.2;
(k)evidence that this Agreement and its terms are acceptable under the Gilead Collaboration Agreement and; provided further, such evidence shall include a mutually acceptable non-disturbance agreement with Gilead if requested;
(l)all reports, declarations and forms required by the SBA, including but not limited to SBA 652, SBA 1031 and SBA 480; and
(m)such other documents as Agent may reasonably request.
4.2All Advances. On each Advance Date:
(a)Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, and (ii) any other documents Agent may reasonably request in its good faith business discretion.
(b)The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(c)At the time of and immediately after such Advance, no Default or Event of Default shall have occurred and be continuing.
(d)With respect to any Tranche 2 Advance, Borrower shall have paid the Tranche 2 Facility Charge.
(e)With respect to any Tranche 3 Advance, Borrower shall have paid the Tranche 3 Facility Charge.
(f)With respect to any Tranche 4 Advance, Borrower shall have paid the Tranche 4 Facility Charge.

Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
4.3No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
4.4Post-Closing Obligations. Notwithstanding any provision herein or in any other Loan Document to the contrary, to the extent not actually delivered on or prior to the Closing Date, Borrower shall:
(a)use commercially reasonable efforts to deliver to Agent (or its designated agent) within forty-five (45) days following the Closing Date (or such later date as Agent may agree in its sole discretion) duly executed landlord consents for its (i) chief executive office or its principal place of business and (ii) offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars ($500,000) of Borrower’s assets or property;
(b)use commercially reasonable efforts to deliver to Agent (or its designated agent) within forty-five (45) days following the Closing Date (or such later date as Agent may agree in its sole discretion) duly executed bailee agreements for any bailee location holding a portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000);
(c)except as provided for in clauses (d) and (e) below, deliver to Agent (or its designated agent) within fifteen (15) days following the Closing Date (or such later date as Agent may agree in its sole discretion) duly executed Account Control Agreement(s) with respect to each Deposit Account and account holding Investment Property (other than an Excluded Account) maintained by Borrower or any Subsidiary; provided that, except as provided for in clause (d) below, no proceeds of any Advance shall be transferred to any Deposit Account that is not subject to an Account Control Agreement;
(d)deliver to Agent (or its designated agent) within ninety (90) days following the Closing Date (or such later date as Agent may agree in its sole discretion), such security documentation as may be reasonably required by Agent to obtain and perfect its Lien upon Borrower's Deposit Account ending in 9075 maintained with JPMorgan Ireland, including any Account Control Agreement;
(e)deliver to Agent (or its designated agent) within thirty (30) days following the Closing Date (or such later date as Agent may agree in its sole discretion), insurance endorsements in accordance with the requirements of Section 6.2 of this Agreement; and
(f)deliver to Agent (or its designated agent) within three (3) days following the Closing Date (or such later date as Agent may agree in its sole discretion), duly executed and completed SBA Form 1031.
SECTION 5SECTION 5
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants that:

5.1Organizational Status. Borrower is duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
5.2Collateral. Borrower owns or otherwise has the rights to use the Collateral free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.
5.3Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary action of Borrower in accordance with its Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate (A) any provisions of Borrower’s Organizational Documents or (B) any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject in any material respect and (iv) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person or Governmental Authority which has not already been obtained. The individual or individuals executing the Loan Documents on behalf of Borrower are duly authorized to do so.
5.4Material Adverse Effect. No Material Adverse Effect has occurred and is continuing, and Borrower is not aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5Actions Before Governmental Authorities. There are no actions, suits, claims, disputes or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6Laws.
(a)Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority to which Borrower or such Subsidiaries are subject, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default under (i) any provision of any agreement or instrument evidencing material Indebtedness in any material respect, or (ii) any other agreement to which it is a party or by which it is bound that is reasonably expected to result in a Material Adverse Effect.
(b)Neither Borrower nor any of its Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a

“subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets have been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
(c)None of Borrower, any of its Subsidiaries, or, to the knowledge of Borrower, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement shall be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains, or shall contain, any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or shall omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or shall be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by a Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board (it being understood that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
5.8Tax Matters. Except as set forth on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9Intellectual Property Claims. Except as described on Schedule 5.9 and as may be updated by Borrower in a written notice provided from time to time after the Closing Date, Borrower is the sole owner of, or otherwise controls the Current Company Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9 and as may be updated by Borrower in a written notice provided from time to time after the Closing Date, (i) each of the material Copyrights, Trademarks and Patents (other than patent applications) is valid and enforceable, (ii) no material part has been judged invalid or unenforceable, in whole or in part, and (iii) except as set forth in the most recently delivered Compliance Certificate in accordance with Section 7.1(d), no claim has been made to Borrower in writing that any material part violates the rights of any third party, in each case of (i), (ii) and (iii) for those included in the Current Company IP that is owned by Borrower or to the knowledge of Borrower that is in-licensed by Borrower. Exhibit C (and as may be updated by Borrower in a written notice provided from time to time after the Closing Date) is a true, correct and complete list of each of Borrower’s registered Patents and filed Patent applications, registered Trademarks, registered Copyrights, in each case, included in the Current Company IP that is owned by Borrower or to the knowledge of Borrower that is in-licensed by Borrower (“Current Registered Company IP”) (other than shrink-wrap software licenses, licenses that are commercially available to the public, open source licenses, licenses disclosed in writing to Agent as required under this Agreement and immaterial Intellectual Property licensed to Borrower in the ordinary course of business), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any Material Agreements and, to Borrower’s knowledge, no third party to any such Material Agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10Intellectual Property.
(a)A true, correct and complete list of Current Registered Company IP, including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, issued or filed in the United States, is set forth on Schedule 5.10(a). Except as set forth on Schedule 5.10(a), (i) (A) each item of owned Current Registered Company IP is, to the knowledge of Borrower, valid, subsisting and enforceable and no such item of Current Registered Company IP has lapsed, expired, been cancelled or invalidated or abandoned (other than as a result of ordinary course of business), and (B) to the knowledge of Borrower, no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Registered Company IP, and (ii) (A) each item of Current Registered Company IP which is licensed from another Person is, to the knowledge of Borrower, valid, subsisting and enforceable and no such item of Current Registered Company IP has lapsed, expired, been cancelled or invalidated, or abandoned (other than as a result of ordinary course of business), and (B) to the knowledge of Borrower, no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Registered Company IP which is licensed from another Person. There are no published patents, patent applications, articles or prior art references that would reasonably be expected to be infringed by the exploitation of the Borrower Products, which such infringement could be reasonably expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.10(a), (x) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by the Borrower or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by the Borrower or any of its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof, and (y) no such Person has any contractual or other obligation that would materially preclude or conflict with such assignment or the exploitation of the Borrower Products or entitle such Person to ongoing payments, singly or in the aggregate, would result in a Material Adverse Effect.
(b)[reserved].
(c)There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Registered Company IP.
(d)To the knowledge of Borrower, there are no material unpaid fees or royalties under any Material Agreements that have become overdue. To the knowledge of Borrower, each Material Agreement is in full force and effect and is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 5.10(d), to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that could reasonably be expected to materially affect the Borrower Products under any Material Agreement to which it is a party or may otherwise be bound, and no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any of the Material Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(e)No payments by the Borrower or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Material Agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP, any applicable taxes and associated attorney fees, except as would not reasonably be expected to have a Material Adverse Effect.
(f)Neither the Borrower nor any of its Subsidiaries has undertaken or omitted to undertake any acts, and no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the enforceability or scope of (i) the Current Company IP in any manner that could reasonably be expected to materially adversely affect the Borrower Products, or (ii) except as set forth on Schedule 5.10(f), the Borrower’s or Subsidiary’s entitlement to own or license and exploit such Current Company IP in any manner that could reasonably be expected to materially adversely affect the Borrower Products.
(g)Except as described on Schedule 5.9 or in the most recently delivered Compliance Certificate in accordance with Section 7.1(d), there is no requested, filed pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, litigation, paragraph IV patent certification or lawsuit under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor to the knowledge of Borrower, has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, enforceability or ownership of any Current Company IP, in each case that would have a material adverse effect on the Borrower Products.

(h)In each case where an issued Patent within the Current Registered Company IP is owned by the Borrower or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office, except as would not reasonably be expected to have a Material Adverse Effect.
(i)Except as set forth on Schedule 5.10(i) there are no pending or, threatened claims against Borrower or any of its Subsidiaries alleging that any research, development, manufacture, production, use, commercialization, marketing, importing, offer for sale, distribution or sale of the Borrower Products in the United States infringes or violates the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of any Third Party IP, except as would not reasonably be expected to have a Material Adverse Effect.
(j)[reserved].
(k)Except as set forth on Schedule 5.10(k), there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of the Borrower or any of its Subsidiaries to use any Current Company IP relating to the research, development, manufacture, production, use, commercialization, marketing, importing, offer for sale, distribution or sale of the Borrower Products (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Current Company IP, except as would not reasonably be expected to have a Material Adverse Effect.
(l)Except as set forth on Schedule 5.10(l), (i) there is no, nor has there been any, infringement or violation by any Person of any of the Current Company IP or the rights therein, except as would not reasonably be expected to have a Material Adverse Effect, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Current Company IP or the subject matter thereof, except as would not reasonably be expected to have a Material Adverse Effect.
(m)The Borrower and each of its Subsidiaries has taken all commercially reasonable measures customary in the biopharmaceutical industry to protect the confidentiality and value of all trade secrets owned by the Borrower or any of its Subsidiaries or used or held for use by the Borrower or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, offer for sale, distribution or sale of the Borrower Products, except as could not reasonably be expected to have a Material Adverse Effect.
(n)[reserved].
(o)Except as described on Schedule 5.10(o), Borrower has all material rights with respect to Current Company IP. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC or restrictions that are permitted hereunder, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign owned Current Company IP, without condition, restriction or payment (other than license payments in the ordinary course of business) to any third party, except as would not reasonably be expected to have a Material Adverse Effect.
(p)No material software or other material materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public

License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that could require disclosure or distribution in source code form.
5.11Borrower Products. Except as set forth on Schedule 5.11, no material Current Company IP owned by Borrower or Borrower Product is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof, singly or in aggregate, could reasonably be expected to result in Material Adverse Effect. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant material licenses or ownership interest in any future material Intellectual Property that would be owned by Borrower related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received, to the knowledge of Borrower, any written notice or claim, challenging or questioning Borrower’s ownership in any material Current Company IP or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To Borrower’s knowledge, neither Borrower’s use of its Current Company IP nor the production and sale of Borrower Products materially infringes the Third Party IP, singly or in aggregate, could reasonably be expected to result in Material Adverse Effect.
5.12Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13Employee Loans. Other than loans constituting Permitted Investments, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.
5.14Subsidiaries. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
5.15Solvency. The fair salable value of the Loan Parties’ consolidated assets (including goodwill minus disposition costs) exceeds the fair value of the Loan Parties’ liabilities; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
SECTION 6
INSURANCE; INDEMNIFICATION
6.1Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance covering Borrower and each of its Subsidiaries, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower shall maintain a minimum of $4,000,000 of commercial general liability insurance for each occurrence. Borrower maintains and shall continue to maintain a minimum of $4,000,000 of directors’ and officers’ insurance for each occurrence and $10,000,000 in the aggregate. So long as there any Secured Obligations outstanding, Borrower shall maintain insurance upon the business and assets of Borrower and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.
6.2Certificates. Borrower shall deliver to Agent certificates of insurance that evidence compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall reflect Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) as an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance shall provide for a minimum of thirty (30) days’ advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Upon Agent’s reasonable request, Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3Indemnity. Borrower agrees to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement, in each case subject to the applicable statute of limitations.
SECTION 7
COVENANTS
Borrower agrees as follows:

7.1Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by a duly authorized officer of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end or quarterly adjustments, and (iii) they do not contain certain non-cash items and accruals that are customarily included in quarterly and annual financial statements;
(b)as soon as practicable (and in any event within forty-five (45) days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or another authorized executive of Borrower to the effect that they have been prepared in accordance with GAAP, (i) except for the absence of footnotes, and (ii) subject to normal year-end adjustments;
(c)as soon as practicable (and in any event within ninety (90) days, except that such timeline may be extended to one hundred twenty days (120) days if the Borrower receives additional time to deliver such statements to the SEC) after the end of each fiscal year, unqualified (other than as to going concern qualification) audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants; it being agreed that Ernst & Young LLP is reasonably acceptable to the Agent;
(d)as soon as practicable (and in any event within thirty (30) days) after the end of each month, a Compliance Certificate in the form of Exhibit E;
(e)as soon as practicable (and in any event within thirty (30) days) after the end of each month, a report showing agings of accounts payable;
(f)promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, or reports that Borrower has made available to holders of its common stock, and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange, other than those available on EDGAR;
(g)financial and business projections promptly following their approval by Borrower’s Board, and in any event, sixty (60) days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent;

(h)insurance renewal statements, annually or otherwise promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1, and
(i)prompt (but in any event no more than 3 Business Days) notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or controlled Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
Borrower shall not make any change in its (a) accounting policies or reporting practices (other than as permitted under GAAP or pursuant to applicable securities laws or regulations of the SEC), or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.
The executed Compliance Certificate and all Financial Statements required to be delivered hereunder shall be sent per instructions (i) specified on Addendum 2 or (ii) otherwise provided by Agent to Borrower via a written notice from time to time.
Notwithstanding the foregoing, documents required to be delivered hereunder (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower makes such documents or materials publicly available.
7.2Management Rights. Borrower shall permit any representative that Agent or Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lenders with respect to any business issues shall not be deemed to give Agent or any Lender, nor be deemed an exercise by Agent or any Lender of, control over Borrower’s management or policies.
7.3Further Assurances. Borrower shall, and shall cause each other Loan Party to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein, in each case as reasonably requested by Agent. Borrower shall, from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), without the signature of Borrower, either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall in good faith and in its reasonable commercial discretion, in each case subject to the terms of this Agreement, protect and defend its title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, and shall not permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except (a) for the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) for purchase money Indebtedness pursuant to its then applicable payment schedule or with other purchase money Indebtedness permitted hereunder, (c) for prepayment (i) by any Loan Party or Subsidiary of intercompany Indebtedness owed to Borrower, or (ii) by any Subsidiary that is not a Loan Party of intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party, (d) as otherwise permitted hereunder or approved in writing by Agent, and (f) Permitted Indebtedness with the proceeds of other Permitted Indebtedness.
Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption.
7.5Collateral. Borrower shall, and shall cause each other Loan Party to, at all times keep the Collateral, the Excluded Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of $1,500,000 affecting the Collateral, the Excluded Intellectual Property, such other property or assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on any Excluded Intellectual Property (other than any rights conveyed to Gilead or Taiho pursuant to the Gilead Collaboration Agreement or Taiho Agreement or Liens granted in connection with any Permitted Royalty Transaction as limited in accordance with clause (r) of the definition of “Permitted Liens”). Borrower shall not agree with any Person other than Agent or Lenders not to encumber its property other than in connection with Permitted Liens. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other agreements and (d) the Taiho Agreement and Gilead Collaboration Agreement. Borrower shall cause each of its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause each of its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of $1,500,000.

7.6Investments. Borrower shall not, directly or indirectly acquire or own, or make any Investment in or to any Person, nor permit any of its Subsidiaries so to do, other than Permitted Investments.
Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.6 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that principal payments in cash (other than cash in lieu of fractional shares) shall be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock only if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption, (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Convertible Debt, Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Convertible Debt, Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or (iii) the withholding of shares of common stock upon the vesting of performance stock units and restricted stock units issued to the Borrower’s employees under the Borrower’s equity incentive plan upon vesting of such stock units.
Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.
7.7Distributions. Borrower shall not, nor shall it permit any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than the repurchases described in clause (c) of the defined term “Permitted Investments”; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of Borrower may pay dividends or make distributions to Borrower or a Subsidiary of Borrower; (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $1,000,000 in the aggregate; or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $1,000,000 in the aggregate.
Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit (i) the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt, (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of, any Permitted Convertible Debt, Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Convertible Debt, Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or (iii) the withholding of shares of common stock upon the vesting of restricted stock units and performance stock units issued to the Borrower’s employees under the Borrower’s equity incentive plan upon vesting of such stock units and any related cash payments required to be paid to such employees and or any Governmental Authority on account of Taxes related thereto, in each case in the ordinary course of business of the Borrower.
Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.
7.8Transfers. Except for Permitted Transfers, Borrower shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets (including Cash).
7.9Mergers or Acquisitions. Borrower shall not merge or consolidate, nor permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, other than mergers or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into a Loan Party, or (b) a Loan Party into another Loan Party (provided that Borrower shall be the surviving entity in any transaction involving Borrower), or acquire, or permit any of its Subsidiaries to acquire, in each case including for the avoidance of doubt through a merger, purchase, in-licensing arrangement or any similar transaction, all or substantially all of the capital stock or property of another Person, provided however, that Borrower shall be permitted to enter into Permitted Acquisitions.
7.10Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or such Subsidiary or the Collateral or upon Borrower’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon Borrower’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.
7.11Certain Changes.

(a)Neither Borrower nor any Subsidiary shall change its jurisdiction of organization, organizational form or legal name without twenty (20) days’ prior written notice to Agent.
(b)Neither Borrower nor any Subsidiary shall suffer a Change in Control.
(c)Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment within the United States having an aggregate value of up to $250,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America and, (iii) if such relocation is to a third party bailee or landlord and the value of the Collateral maintained at such location exceeds $500,000, it has used commercially reasonable efforts to deliver a bailee agreement or landlord waiver in form and substance reasonably acceptable to Agent.
(d)The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
(e)Without the prior written consent of Agent, the Borrower will not make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of Borrower’s Organizational Documents that is materially adverse to Agent or any of the Lenders.
7.12Deposit Accounts. Other than Excluded Accounts, neither Borrower nor any Subsidiary (other than an Excluded Subsidiary) shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement.
7.13Joinder of Subsidiaries; Limitation on Foreign Subsidiaries. Borrower shall notify Agent of each Subsidiary formed or acquired subsequent to the Closing Date and, within 45 days of such formation or acquisition, shall cause any such Subsidiary that is a Domestic Subsidiary (other than an Excluded Subsidiary) to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be requested by Agent to effectuate the transactions contemplated by such Joinder Agreement (in each case in form and substance acceptable to Agent), or, if requested by Agent, a Guaranty and appropriate collateral security documents to secure the obligations pursuant to such Guaranty (in each case in form and substance acceptable to Agent). Borrower shall not permit Foreign Subsidiaries to maintain Cash balances in excess of $4,000,000 in the aggregate at any time.
7.14Regulatory and Product Notices. The Borrower shall promptly (but in any event within three (3) Business Days) after the receipt or occurrence thereof notify Agent of:
(a) any written notice received by Borrower or its Subsidiaries from a governmental authority alleging potential or actual violations of any applicable FDA Laws or applicable Federal Health Care Program Laws by Borrower or its Subsidiaries,
(b)any written notice that the FDA (or international equivalent) is limiting, suspending or revoking any Registrations (including, but not limited to, the issuance of a clinical hold),

(c)any written notice that Borrower or its Subsidiaries has become subject to any Regulatory Action,
(d)the exclusion or debarment from any governmental healthcare program or debarment or disqualification by FDA (or international equivalent) of Borrower or its Subsidiaries,
(e)any written notice that any Borrower Product has been seized, withdrawn, recalled, or detained, or if any Borrower Product is subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Borrower Product are pending or threatened in writing against Borrower or its Subsidiaries, or
(f)narrowing or otherwise limiting the scope of marketing authorization or the labeling of the products of Borrower and its Subsidiaries under any Registration, except, in each case of (a) through (f) above, where such action would not reasonably be expected to have, either individually or in the aggregate, any Material Regulatory Liabilities.
7.15Notification of Event of Default. Borrower shall notify Agent promptly, in any event within three (3) Business Days, of the occurrence of any Event of Default.
7.16SBA. One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations, as amended (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be made by a Lender that is a SBIC. Addendum 3 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 3 is hereby incorporated in this Agreement. Borrower shall immediately notify Agent of any failure to comply with its obligations under Addendum 3 upon acquiring knowledge thereof.
7.17Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans shall not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.18Material Agreement. Borrower (a) shall not, without the consent of Agent, amend or terminate the Gilead Collaboration Agreement, Taiho Agreement or any other Material Agreements with Gilead in a manner that is reasonably likely to have a material negative impact on Agent or Lenders and (b) shall give prompt written notice to the Agent of entering into a Material Agreement or materially amending or terminating a Material Agreement.
7.19Compliance with Laws.
(a)Borrower (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required Registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, or a company controlled by an “investment company” under the 1940 Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).

(b)Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
(c)Borrower has implemented and shall maintain in effect policies and procedures designed to reasonably ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects
(d)Neither Borrower nor its Subsidiaries nor any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or any of its Subsidiaries that shall act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement shall violate Anti-Corruption Laws or applicable Sanctions.
7.20Financial Covenants.
(a)Minimum Cash.
(i)Beginning on July 1, 2027 and at all times thereafter, Borrower shall maintain Qualified Cash in an amount greater than or equal to (x) the outstanding principal amount of the Secured Obligations, multiplied by (y) (i) at all times prior to the Approval Milestone I Date, 50%, (ii) at all times on and after the Approval Milestone I Date, 40%, and (iii) at all times on and after the Approval Milestone II Date, 35%.
(ii)Compliance with the financial covenant set forth in Section 7.20(a)(i) shall be conditionally waived during such times that the Borrower’s Market Capitalization exceeds One Billion Two Hundred Million Dollars ($1,200,000,000); it being understood that if such condition is not satisfied, then testing will automatically be reinstated without any action or notice by or to any Person.
(iii)If Borrower makes any redemption other than a non-cash redemption (except for the payment of cash in lieu of fractional shares and/or for accrued and unpaid interests) or any other cash payment in respect of Permitted Convertible Debt (except for the payment of cash in lieu of fractional shares and/or for accrued and unpaid interest), subject to satisfaction of the Redemption Conditions, Borrower shall, at all times thereafter, maintain Qualified Cash in the amount required by the defined term “Redemption Conditions”.

(b)Minimum Net Product Revenue. After the initial date on which the aggregate principal amount of Term Loan Advances drawn exceeds Two Hundred Million Dollars ($200,000,000), and beginning with the delivery of the quarterly Financial Statements in accordance with Section 7.1(b) for the quarterly period ending three (3) quarters following the Approval Milestone I Date, Borrower shall thereafter satisfy either of (i) Performance Covenant A or Performance Covenant B, each tested at all times, or (ii) Performance Covenant C, tested quarterly.
7.21Intellectual Property. Borrower shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If Borrower (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, as owner, or (b) applies for any Patent or the registration of any Trademark, then Borrower shall provide written notice thereof to Agent concurrently with the delivery of each Compliance Certificate delivered after the end of each calendar quarter pursuant to Section 7.1(d) and, to the extent applicable, shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. Together with the delivery of each Compliance Certificate delivered after the end of each calendar quarter pursuant to Section 7.1(d), the, Borrower shall provide to Agent application numbers, application dates, registration numbers and such other details as Agent may reasonably request related to applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works.
7.22Transactions with Affiliates. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, other than (a) any equity investments in Borrower by existing investors of Borrower not constituting a Change in Control, or Subordinated Indebtedness, (b) any compensation, director indemnification or similar arrangements in the ordinary course of business of Borrower and as approved by Borrower’s Board, (c) any intercompany arrangements entered into in the ordinary course of business and not prohibited hereunder, or (d) any transaction otherwise permitted under this Article 7.
SECTION 8
[RESERVED]
SECTION 9
EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an “Event of Default”:
9.1Payments. A Loan Party fails to (a) pay principal or interest (including any AHYDO Catch-Up Payment) on any Loan on its due date or (b) make any payment when due on account of any other Secured Obligations within two (2) Business Days after the applicable due date; provided, however, that in each case an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
9.2Covenants. A Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among any Loan Party, Agent and Lenders, and (a) with respect to a Default under any covenant under this Agreement other than the Sections specifically identified in clause (b) hereof, any other Loan

Document or any other agreement between any Loan Party and Agent or Lenders, and such default continues for more than fifteen (15) Business Days after the earlier of the date on which (i) Agent or Lenders has given notice of such Default to Borrower and (ii) Borrower has actual knowledge of such default (provided that, with respect to a default due to a failure to comply with Section 7.12 with respect to any new account, Borrower shall be deemed to have knowledge of the default as of the time such account is opened) or (b) with respect to a Default under any of Sections 4.4, 6, 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.17, 7.18(a), 7.19, 7.20, the occurrence of such Default; or
9.3Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; provided that, solely for purposes of this Section 9.3, (x) the failure to achieve the Approval Milestone I, Approval Milestone II or Clinical Milestone or any negative clinical trial results directly related to such milestones, (y) the decision by Gilead to terminate its rights to, or decide not to exercise any option under, programs on a program-by-program basis or terminate the entire collaboration agreement pursuant to the Gilead Collaboration Agreement, and (z) the decision by Taiho to terminate its rights to, or decide not to exercise any option under, programs on a program-by-program basis or terminate the entire Taiho Agreement, in each case, shall not in and of itself constitute a Material Adverse Effect under this Section 9.3; or
9.4Representations. Any representation or warranty made by any Loan Party in any Loan Document, when taken as a whole, shall have been false or misleading in any material respect when made or when deemed made; or
9.5Insolvency. Any Loan Party (i) (A) shall make an assignment for the benefit of creditors; or (B) shall be unable to pay its debts as they become due; or (C) shall file a voluntary petition in bankruptcy; or (D) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (E) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of any Loan Party or of all or any substantial part (i.e. 33-1/3% or more) of the assets or property of any Loan Party; or (F) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (G) any Loan Party or its directors or a majority of the holders of its Equity Interests shall take any action initiating any of the foregoing actions described in clauses (A) through (F); or (ii) either (A) forty-five (45) days shall have expired after the commencement of an involuntary action against any Loan Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of any Loan Party being stayed; or (B) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (C) any Loan Party shall file any answer admitting or not contesting the material allegations of a petition filed against such Loan Party in any such proceedings; or (D) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (E) forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of any Loan Party, of any trustee, receiver or liquidator of such Loan Party or of all or any part of the properties of such Loan Party without such appointment being vacated; or
9.6Attachments; Judgments. Any portion of any Loan Party’s assets in aggregate value of $2,000,000 or more, is attached or seized, or a levy is filed against any such assets, or fines, penalties or judgements, orders or decrees are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier) individually or in the aggregate, of at least $2,000,000, or any Loan Party is enjoined or in any way prevented by court order from conducting any part of its business; or
9.7Other Obligations.
(a)The occurrence of any default under any agreement or obligation of any Loan Party involving any Indebtedness in excess of $2,000,000; or

(b)Any early payment is required or unwinding or termination occurs with respect to any Permitted Bond Hedge Transaction and Permitted Warrant Transaction, or any condition giving rise to the foregoing is met, in each case, with respect to which Borrower or its Affiliates is the “defaulting party” under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction.
SECTION 10
REMEDIES
10.1General. Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to:  exercisable following the occurrence of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to Borrower.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:
    First, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

    Second, to Lenders, ratably, in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, subject to increase in accordance with Section 2.3), in such order and priority as Agent may choose in its sole discretion; and
    Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.
10.3No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4Waivers. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.
10.5Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11
MISCELLANEOUS
11.1Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)If to Agent:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer; Cristy Barnes; Michael Dutra
1 North B Street, Suite 2000
San Mateo, CA 94401
email: legal@htgc.com; cbarnes@htgc.com; mdutra@htgc.com
Telephone: 650-289-3060

(b)If to Lenders:
HERCULES CAPITAL, INC.
HERCULES CAPITAL IV L.P
Legal Department
Attention: Chief Legal Officer; Cristy Barnes; Michael Dutra
1 North B Street, Suite 2000
San Mateo, CA 94401
email: legal@htgc.com; cbarnes@htgc.com; mdutra@htgc.com
Telephone: 650-289-3060
(c)If to Borrower:
Arcus Biosciences, Inc.
Attention: Bob Goeltz; Carolyn Tang
3928 Point Eden Way
Hayward, CA 94545
email: bgoeltz@arcusbio.com; ctang@arcusbio.com; contracts@arcusbio.com
Telephone: (510) 694-6200
with a copy to
Latham & Watkins LLP
Attention: Mark Roeder
140 Scott Drive
Menlo Park, CA 94025
Email: mark.roeder@lw.com
Telephone: 650-463-3043
or to such other address as each party may designate for itself by like notice.
11.3Entire Agreement; Amendments.
(a)This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated July 23, 2024 and the Non-Disclosure Agreement).
(b)Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Loan Parties hereunder or thereunder or

(ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the applicable Loan Parties, Lenders, Agent and all future holders of the Loans.
11.4No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.
11.6Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent, Lenders and Borrower, as applicable, and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.8, 11.9, 11.10, 11.10, 11.14, 11.15, 11.17 and 11.18, shall survive the termination of this Agreement.
11.7Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lenders may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower or a distressed debt or vulture fund (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to a controlled Affiliate of any Lenders or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
11.9Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of California, and shall have been accepted by Agent and Lenders in the State of California. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.10Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.11Mutual Waiver of Jury Trial / Judicial Reference.
(a)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower or any Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.
(c)In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.12Professional Fees. Borrower promises to pay Agent’s and Lenders’ reasonable documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses, provided that the Due Diligence Fee shall be applied in its entirety to the Lenders’ non-legal transaction costs and due diligence expenses. In addition, Borrower promises to pay any and all reasonable documented out-of-pocket attorneys’ and other professionals’ fees and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.13Confidentiality. Agent and Lenders acknowledge that certain items of Collateral and information provided to Agent and Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (i) is marked as confidential by Borrower at the time of disclosure, or (ii) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, representatives and other professional advisors if Agent or Lenders in their reasonable discretion determine that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information pursuant to similar terms; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower and not in violation of any confidentiality obligations known to the Agent or such Lender; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any Governmental Authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after the occurrence of a Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions no less protective than the provisions of this Section 11.12; (h) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (i) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.
11.14Assignment of Rights. Borrower acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve Borrower of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of any promissory notes, it shall endorse thereon a notation as to the portion of the principal of such promissory notes, which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.15Revival of Secured Obligations; Termination. Other than as set forth in Section 11.6, this Agreement and the other Loan Documents shall terminate on the payment in full in cash of the Secured Obligations (other than any obligations that specifically survive termination). Notwithstanding the preceding sentence, this Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral

security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations (other than obligations that survive termination), whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final payment to Agent or Lenders in Cash.
11.16Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.17No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents shall be personal and solely among Agent, Lenders and the Loan Parties which are a party thereto.
11.18Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 4 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 4 attached hereto.
11.19Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such part; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.
11.20Multiple Borrowers. If another party is joined as a Borrower hereunder after the Closing Date, each Borrower hereby agrees to the terms and conditions set forth on Addendum 5 attached hereto.
11.21Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.22Managerial Assistance. Borrower acknowledges that Hercules Capital, Inc. has elected to be regulated as a business development company under the 1940 Act, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Borrower hereby acknowledges and agrees that it may request such assistance at any time from Hercules Capital, Inc. by contacting legal@htgc.com.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the date set forth above.
BORROWER:
ARCUS BIOSCIENCES, INC.
Signature:    _______________________
Print Name:    _______________________
Title:    _______________________

Accepted in Palo Alto, California:
AGENT:
HERCULES CAPITAL, INC.
Signature:    _______________________
Print Name:    _______________________
Title:    _______________________

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

LENDERS:
HERCULES CAPITAL, INC.

Signature:    _______________________
Print Name:    _______________________
Title:        _______________________

HERCULES CAPITAL IV, L.P.
By: Hercules Technology SBIC Management, LLC, its General Partner
By: Hercules Capital, Inc., its Manager

Signature:    _______________________
Print Name:    _______________________
Title:        _______________________
HERCULES SBIC V, L.P.
By: Hercules Technology SBIC Management, LLC, its General Partner
By: Hercules Capital, Inc., its Manager

Signature:    _______________________
Print Name:    _______________________
Title:        _______________________

HERCULES PRIVATE CREDIT FUND 1 L.P.
By: Hercules Adviser LLC, its Investment Adviser
[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

Signature:    _______________________
Print Name:    _______________________
Title:        _______________________

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.
By: Hercules Adviser LLC, its Investment Adviser
Signature:    _______________________
Print Name:    _______________________
Title:        _______________________

[SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

Table of Addenda, Exhibits and Schedules

Addendum 1:     Taxes; Increased Costs
Addendum 2: Delivery Instructions
Addendum 3:    SBA Provisions
Addendum 4:    Agent and Lender Terms
Addendum 5:    Multiple Borrowers

Exhibit A:    Advance Request
        Attachment to Advance Request
Exhibit B:    Name, Locations, and Other Information
Exhibit C:    Borrower’s Patents, Trademarks, Copyrights and Licenses
Exhibit D:    Borrower’s Deposit Accounts and Investment Accounts
Exhibit E:    Compliance Certificate
Exhibit F:    Joinder Agreement
Exhibit G:     ACH Debit Authorization Agreement
Exhibit H-1:    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2:    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3:    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4:    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1        Commitments
Schedule 1A        Existing Permitted Indebtedness
Schedule 1B        Existing Permitted Investments
Schedule 1C        Existing Permitted Liens
Schedule 1D        Opt-In IP Assets
Schedule 5.3        Consents, Etc.
Schedule 5.8        Tax Matters
Schedule 5.9        Intellectual Property Claims
Schedule 5.10(a)    Current Company IP
Schedule 5.10(d)    Matters Relating to current Material Agreements
Schedule 5.10(f)    Enforceability, Entitlement and Exploitation of Current Company IP
Schedule 5.10(i)        Claims of Infringement on Third Party IP By Current Company IP
Schedule 5.10(k)    Obligations Relating to Company IP
Schedule 5.10(l)        Third Party Infringements of Company IP
Schedule 5.10(o)    Intellectual Property
Schedule 5.11        Borrower Products
Schedule 5.14        Subsidiaries

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